OFFER TO PURCHASE AND PROXY STATEMENT

                            IPALCO ENTERPRISES, INC.
                           OFFER TO PURCHASE FOR CASH
            Any and All Outstanding Shares of the Following Series of
                          Cumulative Preferred Stock of
                       INDIANAPOLIS POWER & LIGHT COMPANY

100,000 Shares, Cumulative Preferred Stock, 4% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 20 9

39,000 Shares, Cumulative Preferred Stock, 4.20% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 88 6

30,000 Shares, Cumulative Preferred Stock, 4.60% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 40 7

50,000 Shares, Cumulative Preferred Stock, 4.80% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 80 3

100,000 Shares, Cumulative Preferred Stock, 6% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 30 8

199,985 Shares, Cumulative Preferred Stock, 8.20% Series at a Purchase Price of $xxx.xx Per Share, CUSIP Number 455434 60 5

                            ------------------------

                       INDIANAPOLIS POWER & LIGHT COMPANY
                                 PROXY STATEMENT
         With Respect to its Common Stock and Cumulative Preferred Stock

                            ------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________, _________, 1997, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                            ------------------------

         IPALCO Enterprises, Inc., an Indiana corporation ("IPALCO"), invites the holders of each series of cumulative preferred stock listed above (each a "Series of Preferred," and the holder thereof a "Preferred Shareholder") of Indianapolis Power & Light Company, an Indiana corporation and direct subsidiary of IPALCO ("IPL"), to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed above (the "Purchase Price") for the Shares tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Proxy Statement and in the accompanying Letter of Transmittal and Proxy (which together constitute the "Offer"). The Shares constitute all of the outstanding shares of preferred stock of IPL. IPALCO will purchase all Shares validly tendered and not properly and timely withdrawn, upon the terms and subject to the conditions of the Offer. See "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments."

         In the event that all Shares of the 8.20% Series of Preferred (the "8.20% Shares") are not acquired by IPALCO pursuant to the Offer, IPL intends to redeem all the 8.20% Shares which remain outstanding at a redemption price of $101.00 per 8.20% Share pursuant to Article 6A, Section 4(c) of IPL's Amended Articles of Incorporation (the "Articles") and the provisions of the 8.20% Series' authorizing resolutions.

         THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD DATE (AS HEREINAFTER DEFINED)) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT, AS DESCRIBED BELOW. MOREOVER, THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING, AS DESCRIBED BELOW. SEE "TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER."

         IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER. SEE "TERMS OF THE OFFER - PROCEDURE FOR TENDERING SHARES." FOR FURTHER INFORMATION, CALL THE INFORMATION AGENT (AS HEREINAFTER DEFINED) OR THE DEALER MANAGERS (AS HEREINAFTER DEFINED) OR CONSULT YOUR BROKER FOR ASSISTANCE.

         A regular quarterly dividend has been declared on each Share, payable on October 1, 1997, to the owner of record on September 19, 1997 (the "October Dividend"). A tender and purchase of Shares pursuant to the Offer or a redemption of 8.20% Shares will not deprive a shareholder of his or her right to receive the October Dividend on Shares held of record on September 19, 1997, regardless of whether such shareholder tenders his or her Shares in the Offer prior to that date. Tendering shareholders will not be entitled to any dividends in respect of any later dividend periods, or any portion thereof.

         Concurrently with the Offer, the Board of Directors of IPL is soliciting proxies from Preferred Shareholders for use at the Special Meeting of Shareholders of IPL to be held at its principal office, One Monument Circle, Indianapolis, Indiana 46204, on _________, _________, 1997, or any adjournment or postponement of such meeting (the "Special Meeting"). The Special Meeting is being held to consider an amendment (the "Proposed Amendment") to the Articles of IPL which would remove a provision of the Articles that limits IPL's ability to issue unsecured debt (the "Debt Limitation Provision"). PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD DATE) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST SUBMIT A DULY COMPLETED, VALID AND UNREVOKED PROXY INDICATING THEIR VOTE IN FAVOR OF THE PROPOSED AMENDMENT OR INDICATE IN THE ACCOMPANYING PROXY THEIR INTENTION TO VOTE FOR THE PROPOSED AMENDMENT AT THE SPECIAL MEETING. HOWEVER, PREFERRED SHAREHOLDERS OF RECORD HAVE THE RIGHT TO VOTE ON THE PROPOSED
AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED, IPL WILL MAKE A SPECIAL CASH PAYMENT IN THE AMOUNT OF $1.00 PER SHARE TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE OFFER. THOSE PREFERRED SHAREHOLDERS WHO VALIDLY TENDER THEIR SHARES WILL BE ENTITLED ONLY TO THE PURCHASE PRICE PER SHARE LISTED ABOVE.

                            ------------------------

         IPALCO will pay to each designated Soliciting Dealer (as defined herein) a solicitation fee for Shares tendered, accepted for payment and paid for pursuant to the Offer, and for all Shares voted in favor of the Proposed Amendment, whether or not tendered, subject to certain conditions. See "Fees and Expenses Associated with the Offer."

                            ------------------------

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

         NEITHER IPALCO, IPL, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER HIS OR HER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

                            ------------------------
         IPL'S BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSED AMENDMENT.

         This Offer to Purchase and Proxy Statement is first being mailed on or about _________, 1997 to registered Preferred Shareholders as of _____________, 1997.

                            ------------------------

         Each Series of Preferred is traded in the over-the-counter market (the "OTC") and is not listed on any national securities exchange nor quoted on the automated quotation system of a registered securities association. As of _______, 1997, the last reported sales prices as reported by the National Quotation Bureau, Inc. were $_____ for the 4% Series of Preferred (on _______,
1997); $_____ for the 6% Series of Preferred (on _______, 1997); and $______ for
the 8.20% Series of Preferred (on _____, 1997). There were no sales prices available for the 4.20% Series of Preferred, the 4.60% Series of Preferred and the 4.80% Series of Preferred. IPALCO and IPL believe that such last reported sales price with respect to each Series of Preferred may not be indicative of the market value of the Shares of such Series of Preferred. Preferred Shareholders are urged to obtain current market quotations, if available, for the Shares.

                            ------------------------
                     The Dealer Managers for the Offer are:
Dillon, Read & Co. Inc.                                     Merrill Lynch & Co.
                            ------------------------
The date of this Offer to Purchase and Proxy Statement is _________, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF IPALCO OR IPL AS TO WHETHER PREFERRED SHAREHOLDERS SHOULD TENDER THEIR SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL AND PROXY. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY IPALCO OR IPL.


                                    IMPORTANT

         Any Preferred Shareholder desiring to accept the Offer and tender all or any portion of his or her Shares should, in addition to voting in favor of the Proposed Amendment either by executing and returning the enclosed proxy contained in the Letter of Transmittal and Proxy accompanying this Offer to Purchase and Proxy Statement or by voting in person by ballot at the Special Meeting, either (i) request his or her broker, dealer, commercial bank, trust company or nominee to effect the transaction for him or her, or (ii) complete and sign the Letter of Transmittal and Proxy enclosed herewith, or a facsimile thereof, in accordance with the instructions in the Letter of Transmittal and Proxy, mail or deliver it and any other required documents to IBJ Schroder Bank & Trust Company (the "Depositary"), and deliver the certificates for such Shares to the Depositary, along with the Letter of Transmittal and Proxy, or (iii) tender such Shares pursuant to the procedure for book-entry transfer set forth below under "Terms of the Offer -- Procedure for Tendering Shares," prior to the Expiration Date. A Preferred Shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or nominee must contact such broker, dealer, commercial bank, trust company or nominee if he or she desires to tender such Shares. Any Preferred Shareholder who desires to tender his or her Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth below under "Terms of the Offer -- Procedure for Tendering Shares."

         EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND PROXY, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY FOR SUCH SERIES OF PREFERRED OR A NOTICE OF GUARANTEED DELIVERY AND PROXY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED. A LETTER OF TRANSMITTAL AND PROXY MAY BE USED TO VOTE IN FAVOR OF THE PROPOSED AMENDMENT EVEN IF NO SHARES ARE BEING TENDERED.

         Questions or requests for assistance or for additional copies of this Offer to Purchase and Proxy Statement, the Letter of Transmittal and Proxy for a Series of Preferred, or other tender offer or proxy solicitation materials may be directed to D. F. King & Co., Inc. (the "Information Agent") or Dillon, Read & Co. Inc. and Merrill Lynch & Co. (the "Dealer Managers") at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase and Proxy Statement.

                                TABLE OF CONTENTS
                                                                           Page
SUMMARY..................................................................... 1

INTRODUCTION................................................................ 5

SPECIAL FACTORS............................................................. 7
         Purpose Of The Offer; Certain Effects Of The Offer;
         Plans Of IPALCO And IPL After The Offer............................ 7
         Certain Legal Matters; Regulatory Approvals;
         No Dissenters' Rights..............................................11

TERMS OF THE OFFER..........................................................12
         Number Of Shares; Purchase Prices; Expiration Date; Dividends......12
         Procedure For Tendering Shares.....................................13
         Withdrawal Rights..................................................17
         Acceptance Of Shares For Payment And Payment Of Purchase Price.....18
         Certain Conditions Of The Offer....................................19
         Extension Of Tender Period; Termination; Amendments................21

PROPOSED AMENDMENT AND PROXY SOLICITATION...................................22
         Introduction.......................................................22
         Voting Securities, Rights And Procedures...........................23
         Proxies............................................................23
         Special Cash Payments..............................................24
         Security Ownership Of Certain Beneficial Owners And Management.....25
         Business To Come Before The Special Meeting........................27
         Explanation Of The Proposed Amendment..............................27
         Reasons For The Proposed Amendment.................................27
         Financial And Other Information Relating To IPL....................29
         Relationship With Independent Public Accountants...................29
         Shareholder Proposals For 1998 Annual Meeting Of IPL...............29

PRICE RANGE OF SHARES; DIVIDENDS............................................29

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................32

SOURCE AND AMOUNT OF FUNDS..................................................33

TRANSACTIONS AND AGREEMENTS CONCERNING THE SHARES...........................34

FEES AND EXPENSES ASSOCIATED WITH THE OFFER.................................34

CERTAIN INFORMATION REGARDING IPL AND IPALCO................................36

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION...............................36

ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE..........................37

MISCELLANEOUS...............................................................38

                                     SUMMARY

         THE FOLLOWING SUMMARY IS PROVIDED SOLELY FOR THE CONVENIENCE OF THE PREFERRED SHAREHOLDERS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT AND MORE SPECIFIC DETAILS CONTAINED IN THE OFFER AND ANY AMENDMENTS HERETO. PREFERRED SHAREHOLDERS ARE URGED TO READ THIS OFFER TO PURCHASE AND PROXY STATEMENT AND THE LETTER OF TRANSMITTAL AND PROXY ENCLOSED HEREWITH, EACH IN ITS ENTIRETY. EACH OF THE
CAPITALIZED TERMS USED IN THIS SUMMARY AND NOT DEFINED HEREIN HAS THE MEANING SET FORTH ELSEWHERE IN THIS OFFER TO PURCHASE AND PROXY STATEMENT.

The Companies          IPALCO is a holding company and the parent company of IPL
                       and Mid-America Capital Resources,  Inc. ("Mid-America").
                       IPL is a regulated  electric  and steam  service  utility
                       engaged    primarily   in    generating,    transmitting,
                       distributing  and selling  electric energy in the city of
                       Indianapolis and neighboring  cities,  towns and adjacent
                       rural  areas,  all within the State of Indiana.  IPL also
                       produces,  distributes  and sells steam  within a limited
                       area in Indianapolis.  Mid-America is the holding company
                       for the unregulated activities of IPALCO, which primarily
                       include   operation  of  district   heating  and  cooling
                       systems, research and development of energy storage technology, and operation of an energy system in an industrial complex.

The Shares             IPL 4%  Cumulative  Preferred  Stock ($100 par value) IPL
                       4.20%  Cumulative  Preferred  Stock  ($100 par value) IPL
                       4.60%  Cumulative  Preferred  Stock  ($100 par value) IPL
                       4.80% Cumulative  Preferred Stock ($100 par value) IPL 6%
                       Cumulative  Preferred  Stock  ($100 par  value) IPL 8.20%
                       Cumulative Preferred Stock ($100 par value)

The Offer              Offer to purchase  any or all Shares of each Series
                       of Preferred at the price per Share set forth below.

Purchase Price         $_______ per Share of 4% Cumulative Preferred Stock
                       $_______ per Share of 4.20% Cumulative Preferred Stock
                       $_______ per Share of 4.60% Cumulative Preferred Stock
                       $_______ per Share of 4.80% Cumulative Preferred Stock
                       $_______ per Share of 6% Cumulative Preferred Stock
                       $_______ per Share of 8.20% Cumulative Preferred Stock

Dividends              A regular  quarterly  dividend has been  declared on each
                       Share, payable on October 1, 1997, to the owner of record on September 19, 1997 (the "October Dividend"). A tender and purchase of Shares pursuant to the Offer or a redemption of 8.20% Shares will not deprive a shareholder of his or her right to receive the October Dividend on Shares held of record on September 19, 1997, regardless of whether such shareholder tenders his or her Shares in the Offer prior to that date. Tendering shareholders will not be entitled to any dividends in respect of any later dividend periods, or any portion thereof.

Independent Offer      The Offer for one Series of Preferred is  independent  of
                       the Offer for any other Series of Preferred. The Offer is
                       not conditioned  upon any minimum number of shares of the
                       applicable  Series of Preferred  being  tendered,  but is
                       conditioned  upon the Proposed  Amendment  being approved
                       and   adopted   at   the   Special   Meeting.   Preferred
                       Shareholders who wish to tender their Shares must vote in favor of the Proposed Amendment. The Offer is subject to certain other conditions described herein.

Expiration Date
of the Offer           The Offer  expires at 5:00 p.m.,  New York City time,  on
                       _________, _________, 1997, unless extended.

How to Tender Shares   Preferred Shareholders  (including Preferred Shareholders
                       who acquire  Shares  subsequent  to the Record  Date) who
                       wish to tender  their  Shares  pursuant to the Offer must
                       vote  in  favor  of  the  Proposed  Amendment.  Preferred
                       Shareholders who purchase or whose purchase is registered
                       after the Record Date and who wish to tender their Shares
                       must arrange  with their seller to receive an  assignment
                       of proxy from the holder of record on the Record Date. In
                       order to  facilitate  receipt of proxies,  Shares  shall,
                       during the period which commences ___________,  1997 (two
                       business  days prior to the  Record  Date) and which will
                       end at the  close of  business  on the  Expiration  Date,
                       trade  in  the  over-the-counter   market  with  a  proxy
                       providing  the  transferee  with the  right to vote  such
                       acquired Shares in the Proxy Solicitation.  Settlement of
                       all  trades  during  the period  described  above  should
                       include  an  assignment  of proxy  from the  seller.  See
                       "Terms of the Offer -- Procedure for  Tendering  Shares."
                       For further  information,  call the Information  Agent or
                       the  Dealer   Managers   or  consult   your   broker  for
                       assistance.

Withdrawal Rights      Tendered  Shares  of  any  Series  of  Preferred  may  be
                       withdrawn  at any time  until  the  Expiration  Date with
                       respect  to  such  Series  of   Preferred   and,   unless
                       theretofore  accepted for payment,  may also be withdrawn
                       after _______,  __________, 1997. See "Terms of the Offer
                       --  Withdrawal   Rights."  The  proxy   accompanying  any
                       tendered Shares that are withdrawn will not be considered revoked unless the Preferred Shareholder specifically revokes such proxy as described herein. See "Proposed
                       Amendment and Proxy Solicitation - Proxies."

Purpose of the Offer   IPALCO is making the Offer  because it believes  that the
                       purchase of Shares is economically attractive to IPALCO, its shareholders and IPL. In addition, the Offer gives
                       Preferred Shareholders the opportunity to sell their Shares at what IPALCO believes is a premium over the market price and without the usual transaction costs associated with a market sale. See "Special Factors --
                       Purpose of the Offer; Certain Effects of the Offer; Plans of IPALCO and IPL After the Offer."


Brokerage Commissions  Not payable by Preferred Shareholders.

Solicitation Fee       IPALCO will pay to each  designated  Soliciting  Dealer a
                       solicitation  fee of $___  per  Share  (except  that  for
                       transactions for beneficial  owners equal to or exceeding
                       ____ Shares,  IPALCO will pay a solicitation  fee of $___
                       per Share) for any Shares tendered,  accepted for payment
                       and paid for  pursuant  to the Offer,  and for all Shares
                       voted in favor of the Proposed Amendment,  whether or not
                       tendered.  Solicitation  fees payable in transactions for
                       beneficial owners of _______ or more Shares shall be paid
                       80% to the  Dealer  Managers  and  20% to the  Soliciting
                       Dealers  (which  may  be  a  Dealer  Manager).   However,
                       Soliciting Dealers will not be entitled to a solicitation fee for Shares beneficially owned by such Soliciting
                       Dealer.

Proposed Amendment     Concurrently  with the Offer,  the Board of  Directors of
                       IPL is soliciting  proxies for use at the Special Meeting
                       of Shareholders of IPL. The Special Meeting is being held
                       to consider an  amendment to IPL's  Articles  which would
                       remove a  provision  that limits  IPL's  ability to issue
                       unsecured debt. If the Proposed  Amendment is approved by
                       the  shareholders,  the  provision of the  Articles  that
                       limits  IPL's  ability  to issue  unsecured  debt will be
                       eliminated   with  respect  to  any  Shares  that  remain
                       outstanding after consummation of the Offer. See "Special
                       Factors -- Purpose of the Offer;  Certain  Effects of the
                       Offer; Plans of IPALCO and IPL After the Offer."

Record Date            ____________________, 1997.


Special Cash Payment   If the  Proposed  Amendment  is  approved  and adopted by
                       IPL's shareholders, IPL will make a special cash payment of $1.00 per share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.
                       Preferred Shareholders who validly tender their Shares will be entitled only to the Purchase Price per Share listed on the front cover of this Offer to Purchase and Proxy Statement.

Stock Transfer Tax     IPALCO  will pay or cause to be paid any  stock  transfer
                       taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. Each Preferred
                       Shareholder will be responsible for paying any income or gross receipts taxes imposed by any jurisdiction by reason of the Special Cash Payment and/or the sale of the Shares. See Instruction 6 of the applicable Letter of
                       Transmittal  and Proxy.  See also  "Terms of the Offer --
                       Acceptance  of Shares for Payment and Payment of Purchase
                       Price" and  "Certain  Federal  Income Tax  Consequences."

Payment Date           Promptly after the Expiration Date.

Further Information    Additional  copies of this  Offer to  Purchase  and Proxy
                       Statement and the applicable  Letter of  Transmittal  and
                       Proxy may be  obtained  by  contacting  D. F. King & Co.,
                       Inc.,  77  Water  Street,   New  York,  New  York  10005,
                       telephone:  (800) 859-8508 (toll-free) and (212) 425-1685
                       (brokers and dealers). Questions about the Offer should be directed to Dillon, Read & Co. Inc. at (212) 906-7531 or to Merrill Lynch & Co. at 1-888-ML4-TNDR (toll free)
                       (1-888-654-8637 (toll free)).

                                  INTRODUCTION

         IPALCO Enterprises, Inc., an Indiana corporation ("IPALCO"), invites the holders of each series of cumulative preferred stock listed below (each a "Series of Preferred," and the holder thereof a "Preferred Shareholder") of Indianapolis Power & Light Company, an Indiana corporation and direct subsidiary of IPALCO ("IPL"), to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed below (the "Purchase Price"):

                  Series or Preferred                           Purchase Price
                  -------------------                           --------------
         Cumulative Preferred Stock, 4% Series                $xxx.xx per Share
         Cumulative Preferred Stock, 4.20% Series             $xxx.xx per Share
         Cumulative Preferred Stock, 4.60% Series             $xxx.xx per Share
         Cumulative Preferred Stock, 4.80% Series             $xxx.xx per Share
         Cumulative Preferred Stock, 6% Series                $xxx.xx per Share
         Cumulative Preferred Stock, 8.20% Series             $xxx.xx per Share

in each case net to the seller in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Proxy Statement and in the accompanying Letter of Transmittal and Proxy (which together constitute the "Offer"). The Shares constitute all of the outstanding shares of preferred stock of IPL. IPALCO will purchase all Shares validly tendered and not properly and timely withdrawn, upon the terms and subject to the conditions of the Offer. See "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments."

         In the event that all Shares of the 8.20% Series of Preferred (the "8.20% Shares") are not acquired by IPALCO pursuant to the Offer, IPL intends to redeem all the 8.20% Shares which remain outstanding at a redemption price of $101.00 per 8.20% Share pursuant to Article 6A, Section 4(c) of IPL's Amended Articles of Incorporation (the "Articles") and the provisions of the 8.20% Series' authorizing resolutions.

         THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD
DATE) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT. MOREOVER, THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING. SEE "TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER."

         IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER. SEE "TERMS OF THE OFFER - PROCEDURE FOR TENDERING SHARES." FOR FURTHER INFORMATION, CALL THE INFORMATION AGENT OF THE DEALER MANAGERS OR CONSULT YOUR BROKER FOR ASSISTANCE.

         A regular quarterly dividend has been declared on each Share, payable on October 1, 1997, to the owner of record on September 19, 1997 (the "October Dividend"). A tender and purchase of Shares pursuant to the Offer or a redemption of 8.20% Shares will not deprive a shareholder of his or her right to receive the October Dividend on Shares held of record on September 19, 1997, regardless of whether such shareholder tenders his or her Shares in the Offer prior to that date. Tendering shareholders will not be entitled to any dividends in respect of any later dividend periods, or any portion thereof.

         Concurrently with the Offer, the Board of Directors of IPL is soliciting proxies from Preferred Shareholders for use at the Special Meeting of Shareholders of IPL to be held at its principal office, One Monument Circle, Indianapolis, Indiana 46204, on _________, _________, 1997, or any adjournment or postponement of such meeting (the "Special Meeting"). The Special Meeting is being held to consider an amendment (the "Proposed Amendment") to the Articles of IPL which would remove a provision of the Articles that limits IPL's ability to issue unsecured debt (the "Debt Limitation Provision"). PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD DATE) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST SUBMIT A DULY COMPLETED, VALID AND UNREVOKED PROXY INDICATING THEIR VOTE IN FAVOR OF THE PROPOSED AMENDMENT OR INDICATE IN THE ACCOMPANYING PROXY THEIR INTENTION TO VOTE FOR THE PROPOSED AMENDMENT AT THE SPECIAL MEETING. HOWEVER, PREFERRED SHAREHOLDERS OF RECORD HAVE THE RIGHT TO VOTE ON THE PROPOSED
AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED, IPL WILL MAKE A SPECIAL CASH PAYMENT IN THE AMOUNT OF $1.00 PER SHARE TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE OFFER. THOSE PREFERRED SHAREHOLDERS WHO VALIDLY TENDER THEIR SHARES WILL BE ENTITLED ONLY TO THE PURCHASE PRICE PER SHARE LISTED ABOVE.

         IPALCO will pay to each designated Soliciting Dealer (as defined herein) a solicitation fee for Shares tendered, accepted for payment and paid for pursuant to the Offer, and for all Shares voted in favor of the Proposed Amendment, whether or not tendered, subject to certain conditions. See "Fees and Expenses Associated with the Offer."

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION" OR "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         NEITHER IPALCO, IPL, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER HIS OR HER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

         IPL'S BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSED AMENDMENT.

         Each Series of Preferred is traded in the over-the-counter market (the "OTC") and is not listed on any national securities exchange nor quoted on the automated quotation system of a registered securities association. As of _______, 1997, the last reported sales prices as reported by the National Quotation Bureau, Inc. were $_____ for the 4% Series of Preferred (on _______,
1997); $_____ for the 6% Series of Preferred (on _______, 1997); and $______ for
the 8.20% Series of Preferred (on ______, 1997). There were no sales prices available for the 4.20% Series of Preferred, the 4.60% Series of Preferred and the 4.80% Series of Preferred. IPALCO and IPL believe that such last reported sales price with respect to each Series of Preferred may not be indicative of the market value of the Shares of such Series of Preferred. Preferred Shareholders are urged to obtain current market quotations, if available, for the Shares. See "Price Range of Shares; Dividends."

         Neither IPALCO, IPL nor any of their affiliates currently own any Shares.

                                 SPECIAL FACTORS

Purpose Of The Offer; Certain Effects Of The Offer; Plans Of IPALCO And IPL After The Offer

         Purpose of the Offer. IPALCO believes that the purchase of the Shares at this time represents an attractive economic opportunity that will benefit IPALCO, its shareholders and IPL. The Board of Directors of IPALCO has authorized the Offer by a unanimous vote.

         IPALCO believes the Offer is fair to unaffiliated Preferred Shareholders. In making this determination, IPALCO considered that (a) the Offer provides Preferred Shareholders the opportunity to sell their Shares at a price which IPALCO believes to be at a premium over the respective market price of Shares of each Series of Preferred on the date of the announcement of the Offer and (b) the Offer provides Preferred Shareholders the opportunity to sell those Shares for cash without the usual transaction costs associated with a market sale. IPALCO did not find it practicable to, and did not, quantify or otherwise assign relative weights to these considerations. Trading of the Shares of each Series of Preferred has been limited and sporadic. Therefore, IPALCO determined the Purchase Price for each Series of Preferred with reference to certain objective factors, including, but not limited to, yields on U.S. Treasury and municipal securities, yields on comparable preferred securities, the prior trading characteristics of each Series of Preferred, and the current redemption price of each Series of Preferred, as well as certain subjective factors, including, but not limited to, general industry outlook, general market supply of securities of similar type, and supply and demand factors in the securities markets generally. Although the weighing of these factors is subjective, IPALCO gave relatively more weight to objective factors, such as yields on U.S. Treasury and municipal securities, yields on comparable preferred securities, and current redemption prices of the Series of Preferred.

         Neither IPALCO, IPL nor their respective Boards of Directors received any report, opinion or appraisal from an outside party which is related to the Offer, including, but not limited to, any report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to the holders of the Shares or the fairness of such Offer to IPALCO, IPL or the unaffiliated holders of Shares. Neither Board of Directors nor any director of IPALCO or IPL has retained an unaffiliated representative to act solely on behalf of unaffiliated holders of Shares for the purposes of negotiating the terms of the Offer or preparing a report concerning the fairness of the Offer. Neither IPALCO, IPL nor their respective Boards of Directors believed these measures were necessary to ensure fairness in light of the fact that the Offer will not result in a liquidation or change in control in IPALCO, IPL or any of their affiliates.

         Certain Effects of the Offer; Plans of IPALCO and IPL After the Offer. Following the consummation of the Offer, the business and operations of IPL will be continued substantially as they are currently being conducted. Except as otherwise described in this Offer to Purchase and Proxy Statement, IPALCO and IPL have no current plans or proposals that relate to or would result in: (a) the acquisition by any person of additional securities of IPL or the disposition of securities of IPL; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving IPL or any of its subsidiaries;
(c) a sale or transfer of a material amount of assets of IPL or any of its subsidiaries; (d) any change in the present Board or management of IPL; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of IPL; (f) any other material change in IPL's corporate structure or business; (g) any change in IPL's Articles or By-laws or any actions that may impede the acquisition of control of IPL by any person; (h) a class of equity securities of IPL being delisted from a national securities exchange; (i) a class of equity securities of IPL becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (j) the suspension of IPL's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

         Following expiration of the Offer, IPALCO or one of its affiliates (including IPL) may determine to purchase additional Shares on the open market, in privately negotiated transactions, through one or more tender offers or otherwise. Any such purchases may be on the same terms as, or on terms which are more or less favorable to holders of Shares than, the terms of the Offer. However, Rule 13e-4(f)(6) under the Exchange Act prohibits IPALCO and its affiliates from purchasing any Shares of a Series of Preferred, other than pursuant to the Offer, until at least ten business days after the Expiration Date with respect to that Series of Preferred. Any future purchases of Shares by IPALCO or one of its affiliates would depend on many factors, including the market price of the Shares, IPALCO's business and financial position, restrictions on IPALCO's ability to purchase Shares imposed by law and general economic and market conditions.

         Preferred Shareholders are not under any obligation to tender their Shares pursuant to the Offer. The Offer does not constitute notice of redemption of any Series of Preferred pursuant to IPL's Articles. Moreover, the Offer does not constitute a waiver by IPL of any option it has to redeem Shares of any of its Series of Preferred. All such Shares remaining outstanding after the Offer will continue to be redeemable at the option of IPL at the applicable redemption price plus accumulated and unpaid dividends to the date of redemption.

         All the Shares are redeemable at the option of IPL, pursuant to Article 6A, Section 4(c) of IPL's Articles and the provisions of each Series of Preferred's authorizing resolutions, at the following prices per share: $118 for the 4% Series; $103 for the 4.20% Series; $103 for the 4.60% Series; $101 for the 4.80% Series; $102 for the 6% Series; and $101 for the 8.20% Series, plus all accumulated and unpaid dividends thereon to the date of redemption.

         In the event that all of the 8.20% Shares are not acquired by IPALCO pursuant to the Offer, IPL intends to redeem all the 8.20% Shares which remain outstanding at a redemption price of $101.00 per 8.20% Share pursuant to Article 6A, Section 4(c) of IPL's Articles and the provisions of the 8.20% Series' authorizing resolutions.

         Upon voluntary liquidation, dissolution or winding up of IPL, owners of the Shares would be entitled to receive an amount equal to the liquidation preference per share ($118 for the 4% Series; $103 for the 4.20% Series; $103 for the 4.60% Series; $101 for the 4.80% Series; $102 for the 6% Series; and $101 for the 8.20% Series) plus all accumulated and unpaid dividends thereon to the date of payment, prior to the payment of any amounts to the holders of shares of IPL's common stock, without par value (the "Common Shares"). The Shares of each Series of Preferred have no preemptive or conversion rights.

         Shares validly tendered to the Depositary pursuant to the Offer and not properly and timely withdrawn in accordance with the procedures set forth herein shall be held until the Expiration Date (or returned to the extent the Offer is terminated in accordance herewith). To the extent that the Proposed Amendment is approved and the Shares tendered are accepted for payment and paid for in accordance with the terms hereof, IPALCO intends to transfer its Shares to IPL and, at that time, it is expected that IPL will retire and cancel the Shares. However, in the event the Proposed Amendment is not adopted at the Special Meeting, IPALCO may elect, but is not obligated, to waive, subject to applicable law, such condition. In that case, subsequent to IPALCO's waiver and purchase of the Shares, IPL anticipates, as promptly as practicable thereafter, that it would call another special meeting of its shareholders and solicit proxies therefrom for an amendment substantially similar to the Proposed Amendment. At that meeting, IPALCO would vote any Shares acquired by it pursuant to the Offer or otherwise (together with its shares of IPL common stock) in favor of such amendment, thereby maximizing the prospects for the adoption of the amendment. Therefore, if the Proposed Amendment (or an amendment similar thereto) is ultimately successful, it is likely that the Offer will reduce the number of Shares of each of the Series of Preferred that might otherwise trade publicly or become available for purchase and/or sale and likely will reduce the number of owners of Shares of each of the Series of Preferred, which could adversely affect the liquidity and market value of the Shares not purchased in the Offer. There can be no assurance that any trading market will exist for the Shares following consummation of the Offer. To the extent a market continues to exist for the Shares after the Offer, the Shares may trade at a discount compared to present trading depending on the market for shares with similar features, the performance of IPL and other factors. There is no assurance that an active market in the Shares will exist and no assurance as to the prices at which the Shares may trade.

         In addition, the 4% Series, 6% Series and 8.20% Series are currently registered under Section 12(g) of the Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon the application by IPL to the SEC if the Shares are neither listed on a national securities exchange nor held by more than 300 holders of record. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished to Preferred Shareholders and could make certain other provisions of the Exchange Act no longer applicable to IPL, such as the requirement of Rule 13e-3 thereunder with respect to "going private" transactions.

         As of _______, 1997, the ratings of IPL's preferred stock, including each Series of Preferred, by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P") and Duff & Phelps Credit Rating Co. ("D&P") were "aa2," "A+," and "AA-," respectively.

         Other Potential Effects of the Proposed Amendment on Preferred Shareholders Who Do Not Tender. If the Proposed Amendment becomes effective, Preferred Shareholders of Shares that are not tendered and purchased pursuant to the Offer will no longer be entitled to the benefits of the Debt Limitation Provision, which will have been deleted by the Proposed Amendment. As discussed herein, the Debt Limitation Provision places restrictions on IPL's ability to issue or assume unsecured indebtedness. Although IPL's debt instruments may contain certain restrictions on IPL's ability to issue or assume debt, any such restrictions may be waived or amended by the parties thereto and the increased flexibility afforded IPL by the deletion of the Debt Limitation Provision may permit IPL to take certain actions that may increase the credit risks with respect to IPL, adversely affecting the market price and credit rating of the remaining Shares or otherwise be materially adverse to the interests of the remaining Preferred Shareholders. In addition, to the extent that IPL elects to issue additional unsecured debt, the remaining Preferred Shareholders' relative position in IPL's capital structure could be perceived to decline, which in turn could adversely affect the market price and credit rating of the remaining Shares. See "Proposed Amendment and Proxy Solicitation -- Business To Come Before The Special Meeting."

         NEITHER IPALCO, IPL, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER HIS OR HER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

Certain Legal Matters; Regulatory Approvals; No Dissenters' Rights

         Neither IPALCO nor IPL needs to obtain approval from the Indiana Utility Regulatory Commission to undertake the Offer or the proxy solicitation. IPALCO is not aware of any license or regulatory permit that would be material to IPALCO's or IPL's business that might be adversely affected by IPALCO's acquisition of Shares as contemplated in the Offer or of any other approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for IPALCO's acquisition of Shares pursuant to the Offer. Should any approval or other action be required, IPALCO currently contemplates that it will seek such approval or other action. IPALCO cannot predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to IPALCO's or IPL's business. IPALCO intends to make all required filings under the Exchange Act. IPALCO's obligation under the Offer to accept for payment, or make payment for, Shares is subject to certain conditions. See "Terms of the Offer -- Certain Conditions of the Offer."

         Except for adoption of the Proposed Amendment, which condition can be waived by IPALCO, no approval of the holders of any Shares or the holders of any of IPL's other securities or the holders of IPALCO's securities is required in connection with the Offer. See "Proposed Amendment and Proxy Solicitation."

         No dissenters' rights are available to holders of Shares in connection with the Offer. See "Proposed Amendment and Proxy Solicitation."

                               TERMS OF THE OFFER

Number Of Shares; Purchase Prices; Expiration Date; Dividends

         Upon the terms and subject to the conditions described herein and in the applicable Letter of Transmittal and Proxy, IPALCO will purchase any and all Shares that are validly tendered on or prior to the applicable Expiration Date (and not properly withdrawn in accordance with "Terms of the Offer -- Withdrawal Rights") at the Purchase Price per Share listed on the front cover of this Offer to Purchase and Proxy Statement for the Shares tendered, net to the seller in cash. See "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments."

         In the event that all the 8.20% Shares are not acquired by IPALCO pursuant to the Offer, IPL intends to redeem all the 8.20% Shares which remain outstanding at a redemption price of $101.00 per 8.20% Share pursuant to Article 6A, Section 4(c) of IPL's Articles and the provisions of the 8.20% Series' authorizing resolutions.

         THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF SUCH SERIES OF PREFERRED BEING TENDERED AND IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD
DATE) WHO WISH TO TENDER THEIR SHARES PURSUANT TO THE OFFER MUST VOTE IN FAVOR OF THE PROPOSED AMENDMENT. MOREOVER, THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE PROPOSED AMENDMENT BEING APPROVED AND ADOPTED AT THE SPECIAL MEETING. SEE "TERMS OF THE OFFER -- CERTAIN CONDITIONS OF THE OFFER."

         The Offer is being sent to all persons in whose names Shares are registered on the books of IPL on _________, 1997. Preferred Shareholders who purchase or whose purchase is registered after the Record Date and who wish to tender their Shares in the Offer must arrange with their seller to receive an assignment of proxy from the holder of record on the Record Date. In order to facilitate receipt of Proxies, Shares shall, during the period which commences ___________, 1997 (two business days prior to the Record Date) and which will end at the close of business on the Expiration Date, trade in the over-the-counter market with a proxy providing the transferee with the right to vote such acquired Shares in the Proxy Solicitation. No record date is fixed for determining which persons are permitted to tender Shares. However, only the holders of record, or holders who acquire an assignment of proxy from such holders, are permitted to vote for the Proposed Amendment and thereby validly tender Shares pursuant to the Offer. As such, any person who is the beneficial owner but not the record holder of the Shares must (i) arrange for the record transfer of Shares prior to tendering or (ii) direct such record holder to tender the Shares and vote in favor of the Proposed Amendment on behalf of such beneficial owner.

         With respect to each Series of Preferred, the Expiration Date is the later of 5:00 p.m., New York City time, on _________, _________, 1997, or the latest time and date to which the Offer with respect to such Series of Preferred is extended. IPALCO expressly reserves the right, in its sole discretion, and at any time and/or from time to time, to extend the period of time during which the Offer for any Series of Preferred is open, by giving oral or written notice of such extension to the Depositary, without extending the period of time during which the Offer for any other Series of Preferred is open. There is no assurance whatsoever that IPALCO will exercise its right to extend the Offer for any Series of Preferred. If IPALCO decides, in its sole discretion, to decrease the number of Shares of any Series of Preferred being sought or to increase or decrease the consideration offered in the Offer to holders of any Series of Preferred and, at the time that notice of such increase or decrease is first published, sent or given to holders of such Series of Preferred in the manner specified herein, the Offer for such Series of Preferred is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, such Offer will be extended until the expiration of such ten-business-day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

         NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED AND NO TENDERS WILL BE ACCEPTED IN RESPECT OF SHARES FOR WHICH A VOTE IN FAVOR OF THE PROPOSED AMENDMENT HAS NOT BEEN CAST AT THE SPECIAL MEETING. SUCH VOTE MAY BE CAST BY PROPERLY COMPLETING THE FORM OF PROXY THAT IS A PART OF THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY OR BY VOTING IN PERSON BY BALLOT AT THE SPECIAL MEETING.

         The October Dividend has been declared on each Series of Preferred, payable on October 1, 1997, to Preferred Shareholders of record on September 19, 1997. A tender and purchase of Shares pursuant to the Offer or a redemption of 8.20% Shares will not deprive a shareholder of his or her right to receive the October Dividend on Shares held of record on September 19, 1997, regardless of whether such shareholder tenders his or her Shares in the Offer prior to that date. Tendering shareholders will not be entitled to any dividends in respect of any later dividend periods, or any portion thereof. The payment of the October Dividend will be made separately from payments for Shares tendered in the Offer or redeemed.

Procedure For Tendering Shares

         Valid Tender. IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER.

         The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration
Date, in the over-the-counter market under the symbols "INPOP" for the 4% Series, "INPOO" for the 4.20% Series, "INPOG" for the 4.60% Series, "INDPL" for the 4.80% Series, "INPOL" for the 6% Series, and "INPON" for the 8.20% Series, indicating that such Shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have his or her authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (the "NASD") and the Depository Trust Company ("DTC") have issued notices informing their members and participants that the Shares will trade "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

         FOR FURTHER INFORMATION, CALL THE INFORMATION AGENT OR THE DEALER MANAGERS OR CONSULT YOUR BROKER FOR ASSISTANCE.


         Further, to tender his or her Shares pursuant to the Offer, the tendering owner of Shares must either:

         (a) send to the Depositary (at one of its addresses set forth on the back cover of this Offer to Purchase and Proxy Statement) a properly completed and duly executed Letter of Transmittal and Proxy, or facsimile thereof (which will either deliver such owner's proxy in favor of the Proposed Amendment or indicate such owner's intention to vote in favor of the Proposed Amendment at the Special Meeting in person by ballot), together with any required signature guarantees and any other documents required by the Letter of Transmittal and Proxy and either (i) certificates for the Shares to be tendered must be received by the Depositary at one of such addresses or (ii) such Shares must be delivered pursuant to the procedures for book-entry transfer described herein (and a confirmation of such delivery must be received by the Depositary), in each case by the Expiration Date; or

         (b) comply with the guaranteed delivery procedure described under "-- Guaranteed Delivery Procedure" below.

         The Depositary will establish an account with respect to the Shares at The Depository Trust Company and Philadelphia Depository Trust Company (collectively referred to as the "Book-Entry Transfer Facilities") for purposes of the Offer within two business days after the date of this Offer to Purchase and Proxy Statement, and any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make delivery of Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with the procedures of such Book-Entry Transfer Facility. Although delivery of Shares may be effected through book-entry transfer, such delivery must be accompanied by either (a) a properly completed and duly executed Letter of Transmittal and Proxy, or facsimile thereof, together with any required signature guarantees and any other required documents or (b) an Agent's Message (as hereinafter defined) and, in any case, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and Proxy Statement by the Expiration Date. The confirmation of a book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation."

         The term "Agent's Message" means a message, transmitted by one of the Book-Entry Transfer Facilities, received by the Depositary and forming a part of the book-entry transfer when a tender is initiated, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Proxy and that IPALCO may enforce such agreement against such participant.

         Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal and Proxy must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). Signatures on a Letter of Transmittal and Proxy need not be guaranteed if (a) the Letter of Transmittal and Proxy is signed by the registered owner of the Shares tendered therewith and such owner has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal and Proxy, (b) such Shares are tendered for the account of an Eligible Institution or (c) such Letter of Transmittal and Proxy is being used solely for the purpose of voting Shares which are not being tendered pursuant to the Offer. See Instructions 1 and 5 of the Letter of Transmittal and Proxy.

         Guaranteed Delivery Procedure. If a Preferred Shareholder desires to tender his or her Shares pursuant to the Offer and such Preferred Shareholder's certificates are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered if all of the following guaranteed delivery procedures are complied with:

         (a) such tender is made by or through an Eligible Institution;

         (b) a properly completed and duly executed Notice of Guaranteed Delivery and Proxy, substantially in the form provided by IPALCO and IPL herewith, is received (with any required signatures or signature guarantees) by the Depositary as provided below prior to the Expiration Date; and

         (c) the certificates for all tendered Shares in proper form for transfer or a Book-Entry Confirmation with respect to all tendered Shares, together with a properly completed and duly executed Letter of Transmittal and Proxy, or a manually signed facsimile thereof, and any other documents required by the Letter of Transmittal and Proxy, are received by the Depositary no later than 5:00 p.m., New York City time, within three New York Stock Exchange ("NYSE") trading days after the date of execution of such Notice of Guaranteed Delivery and Proxy. A NYSE trading day is any day on which the NYSE is open for business.

         THE NOTICE OF GUARANTEED DELIVERY AND PROXY MAY BE DELIVERED BY HAND OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AND MUST INCLUDE AN ENDORSEMENT BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH IN SUCH NOTICE OF GUARANTEED DELIVERY AND PROXY.

         In all cases, Shares shall not be deemed validly tendered unless a properly completed and duly executed Letter of Transmittal and Proxy, or a manually signed facsimile thereof, or, if applicable, a Book-Entry Confirmation is received by the Depositary within the applicable time limits and a vote in favor of the Proposed Amendment in respect of the Shares has been cast at the Special Meeting in person or by completion and execution of the proxy (which proxy must be the form of proxy that is a part of the applicable Letter of Transmittal and Proxy).

         Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer in all cases will be made only after timely receipt by the Depositary of certificates for (or a Book-Entry Confirmation with respect to) such Shares, a Letter of Transmittal and Proxy, or a manually signed facsimile thereof, properly completed and duly executed, with any required signature guarantees and all other documents required by the Letter of Transmittal and Proxy. Accordingly, tendering Preferred Shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations are actually received by the Depositary. Under no circumstances will interest be paid on the Purchase Price for Shares tendered to IPALCO pursuant to the Offer, regardless of any extension of the Offer or any delay in making such payment.

         THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING PREFERRED SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. BECAUSE IT IS THE TIME OF RECEIPT, NOT THE TIME OF MAILING, WHICH DETERMINES WHETHER A TENDER HAS BEEN MADE PRIOR TO THE EXPIRATION DATE, SUFFICIENT TIME SHOULD BE ALLOWED FOR DELIVERY.

         Backup Withholding. To avoid federal income tax backup withholding equal to 31% of the gross payments made pursuant to the Offer, each tendering Preferred Shareholder must notify the Depositary of such Preferred Shareholder's correct taxpayer identification number and provide certain other information by properly completing and executing the Substitute Form W-9 included in the Letter of Transmittal and Proxy. Foreign Preferred Shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the Offer. See "Certain Federal Income Tax Consequences."

         EACH PREFERRED SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE OFFER.

         Determinations of Validity. All questions as to the form of documents and the validity, eligibility (including the time of receipt) and acceptance for payment of any tender of Shares will be determined by IPALCO, in its sole discretion, and its determination will be final and binding. IPALCO reserves the absolute right to reject any or all tenders of Shares that (a) it determines are not in proper form or (b) the acceptance for payment of, or payment for which, may, in the opinion of IPALCO's counsel, be unlawful. IPALCO also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of IPALCO, IPL, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

Withdrawal Rights

         ANY SHARES FOR WHICH A VOTE IN FAVOR OF THE PROPOSED AMENDMENT WAS NOT VALIDLY CAST AT THE SPECIAL MEETING WILL BE DEEMED WITHDRAWN AND NOT VALIDLY TENDERED BY THE APPLICABLE PREFERRED SHAREHOLDER.

         Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after _______, __________, 1997, unless theretofore accepted for payment as provided in this Offer to Purchase and Proxy Statement.

         The proxy accompanying any tendered Shares that are withdrawn will not be considered revoked unless the Preferred Shareholder specifically revokes such proxy as described herein. See "Proposed Amendment and Proxy Solicitation - Proxies."

         To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary, at one of its addresses set forth on the back cover of this Offer to Purchase and Proxy Statement, and must specify the name of the person who tendered the Shares to be withdrawn and the number of Shares to be withdrawn. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution) must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered owner (if different from that of the tendering Preferred Shareholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn Shares and the name of the registered holder (if different from the name of such account). Withdrawals may not be rescinded, and Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered by again following one of the procedures described in "Terms of the Offer -- Procedure for Tendering Shares" at any time prior to the Expiration Date.

         All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by IPALCO, in its sole discretion, and its determination will be final and binding. None of IPALCO, IPL, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification.

Acceptance Of Shares For Payment And Payment Of Purchase Price

         Upon the terms and subject to the conditions of the Offer, and as promptly as practicable after the Expiration Date, IPALCO will accept for payment (and thereby purchase) and pay for Shares validly tendered and not withdrawn as permitted in "Terms of the Offer -- Withdrawal Rights." In all cases, payment for Shares accepted for payment pursuant to the Offer will be made promptly but only after timely receipt by the Depositary of certificates for such Shares (or of a Book-Entry Confirmation), a properly completed and duly executed Letter of Transmittal and Proxy (or facsimile thereof) and any other required documents. Accordingly, tendering Preferred Shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations are actually received by the Depositary.

         For purposes of the Offer, IPALCO will be deemed to have accepted for payment (and thereby purchased) Shares that are validly tendered and not withdrawn as, if and when it gives oral or written notice to the Depositary of its acceptance for payment of such Shares. IPALCO will pay for Shares that it has purchased pursuant to the Offer by depositing the Purchase Price therefor with the Depositary, which will act as agent for tendering Preferred Shareholders for the purpose of receiving payment from IPALCO and transmitting payment to tendering Preferred Shareholders. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON AMOUNTS TO BE PAID TO TENDERING PREFERRED SHAREHOLDERS, REGARDLESS OF ANY EXTENSION OF THE OFFER OR DELAY IN MAKING SUCH PAYMENT.

         Certificates for all Shares not validly tendered will be returned or, in the case of Shares tendered by book-entry transfer, such Shares will be credited to an account maintained with a Book-Entry Transfer Facility, as promptly as practicable, without expense to the tendering Preferred Shareholder.

         If certain events occur, IPALCO may not be obligated to purchase Shares pursuant to the Offer. See "Terms of the Offer -- Certain Conditions of the Offer."

         IPALCO will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Purchase Price is to be made to any person other than the registered owner, or if tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal and Proxy, the amount of any stock transfer taxes (whether imposed on the registered owner, such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Each Preferred Shareholder will be responsible for paying any income or gross receipts taxes imposed by any jurisdiction by reason of the sale of the Shares and/or the Special Cash Payment (as described herein). See Instruction 6 of the accompanying Letter of Transmittal and Proxy. See also "Proposed Amendment and Proxy Solicitation -- Special Cash Payment" and "Certain Federal Income Tax Consequences."

Certain Conditions Of The Offer

         IPALCO WILL NOT BE REQUIRED TO ACCEPT FOR PAYMENT OR PAY FOR ANY SHARES TENDERED IF THE PROPOSED AMENDMENT IS NOT APPROVED AND ADOPTED AT THE SPECIAL MEETING. IN ORDER TO TENDER THEIR SHARES, PREFERRED SHAREHOLDERS (INCLUDING PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES SUBSEQUENT TO THE RECORD DATE) MUST SUBMIT A DULY COMPLETED, VALID AND UNREVOKED PROXY INDICATING THEIR VOTE IN FAVOR OF THE PROPOSED AMENDMENT OR INDICATE IN THE ACCOMPANYING PROXY THEIR INTENTION TO VOTE FOR THE PROPOSED AMENDMENT AT THE SPECIAL MEETING. PREFERRED SHAREHOLDERS HAVE THE RIGHT TO VOTE ON THE PROPOSED AMENDMENT REGARDLESS OF WHETHER THEY TENDER THEIR SHARES. ANY SHARES FOR WHICH A VOTE IN FAVOR OF THE PROPOSED AMENDMENT WAS NOT VALIDLY CAST AT THE SPECIAL MEETING WILL BE DEEMED WITHDRAWN AND NOT VALIDLY TENDERED BY THE APPLICABLE PREFERRED SHAREHOLDER. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED, IPL WILL MAKE A SPECIAL CASH PAYMENT, AS DESCRIBED HEREIN, TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE OFFER. PREFERRED SHAREHOLDERS WHO TENDER THEIR SHARES WILL ONLY BE ENTITLED TO THE PURCHASE PRICE PER SHARE LISTED ON THE FRONT COVER OF THIS OFFER TO PURCHASE AND PROXY STATEMENT.

         Notwithstanding any other provision of the Offer, IPALCO will not be required to accept for payment or pay for any Shares tendered, and may terminate or amend the Offer or may postpone (subject to the requirements of the Exchange Act for prompt payment for, or return of, Shares) the acceptance for payment of, or payment for, Shares tendered, if at any time after __________, 1997, and at or before acceptance for payment of or payment for any Shares, any of the following shall have occurred (which shall not have been waived by IPALCO):

         (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges the acquisition of Shares pursuant to the Offer or otherwise in any manner relates to or affects the Offer or (ii) could materially and adversely affect the business, condition (financial or otherwise), income, operations or prospects of IPALCO and its subsidiaries taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of IPALCO or any of its subsidiaries or materially impair the Offer's contemplated benefits to IPALCO;

         (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or IPALCO or any of its subsidiaries, by any legislative body, court, authority, agency or tribunal that would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of IPALCO, or render IPALCO unable, to accept for payment or pay for some or all of the Shares,
         (iii) materially impair the contemplated benefits of the Offer to IPALCO or (iv) materially affect the business, condition (financial or otherwise), income, operations or prospects of IPALCO and its subsidiaries taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of IPALCO or any of its subsidiaries;

         (c) there shall have occurred (i) any significant decrease in the market price of the Shares or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on IPALCO's or any of its subsidiaries' business, operations, prospects or ability to obtain financing generally or the trading in the other equity securities of IPALCO or any of its subsidiaries, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event that might affect the extension of credit by lending institutions in the United States, (iii) the commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States,
         (iv) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, (vi) a decline in the ratings of IPL's preferred stock, or any Series of Preferred, by Moody's, S&P or D&P measured from the close of business on _________, 1997, or (vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on _________, 1997;

         (d) any tender or exchange offer with respect to some or all of the Shares (other than the Offer), or a merger, acquisition or other business combination proposal for IPALCO or any of its subsidiaries, shall have been proposed, announced or made by any person or entity; or

         (e) there shall have occurred any event or events that have resulted, or may result, in an actual or threatened change in the business, condition (financial or otherwise), income, operations, stock ownership or prospects of IPALCO or its subsidiaries;

and, in the sole judgment of IPALCO, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment.

         The foregoing conditions (including the condition that the Proposed Amendment be approved and adopted at the Special Meeting) are for the sole benefit of IPALCO and may be asserted by IPALCO regardless of the circumstances (including any action or inaction by IPALCO) giving rise to any such condition, and any such condition (including the condition related to the requirement that Preferred Shareholders tendering their Shares vote in favor of the Proposed Amendment at the Special Meeting) may be waived by IPALCO, in whole or in part, at any time and from time to time in its sole discretion. The failure by IPALCO at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by IPALCO concerning the events described above will be final and binding on all parties.

Extension Of Tender Period; Termination; Amendments

         IPALCO expressly reserves the right, in its sole discretion, and at any time and/or from time to time, to extend the period of time during which the Offer for any Series of Preferred is open by giving oral or written notice of such extension to the Depositary, without extending the period of time during which the Offer for any other Series of Preferred is open. There can be no assurance, however, that IPALCO will exercise its right to extend the Offer for any Series of Preferred. During any such extension, all Shares of the subject Series of Preferred previously tendered will remain subject to the Offer, except to the extent that such Shares may be withdrawn as set forth in "Terms of the Offer -- Withdrawal Rights." IPALCO also expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for payment or pay for any Shares tendered, subject to Rule 13e-4(f)(5) under the Exchange Act which requires IPALCO either to pay the consideration offered or to return the Shares tendered promptly after the termination or withdrawal of the Offer, upon the occurrence of any of the conditions specified in "Terms of the Offer -- Certain Conditions of the Offer" by giving oral or written notice of such termination to the Depositary, and making a public announcement thereof.

         Subject to compliance with applicable law, IPALCO further reserves the right, in its sole discretion, to amend the Offer in any respect. Amendments to the Offer may be made at any time and/or from time to time and will be effected by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to Preferred Shareholders affected thereby in a manner reasonably designed to inform such Preferred Shareholders of such change. Without limiting the manner in which IPALCO may choose to make a public announcement, except as required by applicable law, IPALCO shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

         If IPALCO materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, IPALCO will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Exchange Act. Those rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. The SEC has stated that, in its view, an offer should remain open for a minimum of five business days from the date that a notice of such a material change is first published, sent or given. If the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that IPALCO publishes, sends or gives to Preferred Shareholders a notice that it will (a) increase or decrease the price it will pay for Shares or (b) decrease the percentage of Shares it seeks, the Offer will be extended until the expiration of such period of ten business days.

                    PROPOSED AMENDMENT AND PROXY SOLICITATION

Introduction

         This Offer to Purchase and Proxy Statement is first being mailed on or about _________, 1997 to the Preferred Shareholders of IPL in connection with the solicitation of proxies by the Board of Directors of IPL (the "Board") for use at the Special Meeting. At the Special Meeting, the shareholders of IPL will vote upon the Proposed Amendment to the Articles.

         Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment in person by ballot or by proxy at the Special Meeting. However, Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting. If the Proposed Amendment is approved and adopted by IPL's shareholders, IPL will make a special cash payment in the amount of $1.00 per Share (the "Special Cash Payment") to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer. If a Preferred Shareholder votes against the Proposed Amendment or abstains, such Preferred Shareholder shall not be entitled to the Special Cash Payment (regardless of whether the Proposed Amendment is approved and adopted). Regardless of their vote on the Proposed Amendment, those Preferred Shareholders who validly tender their Shares will be entitled only to the Purchase Price per Share listed on the front cover of this Offer to Purchase and Proxy Statement. See "-- Special Cash Payment."

Voting Securities, Rights And Procedures

         Only holders of record of IPL's voting securities at the close of business on ________, 1997 (the "Record Date"), or persons obtaining a proxy from the holders of record on the Record Date, will be entitled to vote in person or by proxy at the Special Meeting. The outstanding voting securities of IPL are divided into two classes: common stock and cumulative preferred stock. The class of cumulative preferred stock has been issued in the six Series of Preferred. In voting for consideration of the Proposed Amendment, the Shares will vote together as one class and the Common Shares will vote together as one class. The shares outstanding as of the Record Date which are entitled to vote on the Proposed Amendment, and the number of votes per share each such share is entitled to with respect to the Proposed Amendment, are as follows:

                                        Number of             Votes per
Class....                         Outstanding Shares             Share
-----                             ------------------             -----
Common Stock, no par value             17,206,630                   1
Cumulative Preferred Stock,
    $100 par value per share              518,985                   1

         Adoption of the Proposed Amendment requires the affirmative vote of the holders of (i) a majority of the outstanding Common Shares and (ii) two-thirds of the outstanding Shares, with each of the Common Shares and Shares voting separately as a class. Proxies representing Shares held on the Record Date which are returned duly executed will be voted, unless otherwise specified, in favor of the Proposed Amendment to IPL's Articles. Abstentions and broker non-votes will have the effect of a vote against the Proposed Amendment since the affirmative vote of a majority of the outstanding Common Shares and two-thirds of the outstanding Shares is required for approval of the Proposed Amendment. IPALCO, WHICH HOLDS ALL THE OUTSTANDING COMMON SHARES, HAS ADVISED IPL THAT IT INTENDS TO VOTE ALL OF THE OUTSTANDING COMMON SHARES IN FAVOR OF THE PROPOSED AMENDMENT.

         Votes at the Special Meeting will be tabulated preliminarily by the Depositary. Inspectors of Election, duly appointed by the presiding officer of the Special Meeting, will definitively count and tabulate the votes and determine and announce the results at the Special Meeting. IPL has no established procedure for confidential voting. THERE ARE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE PROPOSED AMENDMENT.

Proxies

         THE ENCLOSED PROXY, WHICH IS CONTAINED WITHIN THE LETTER OF TRANSMITTAL AND PROXY (AND THE NOTICE OF GUARANTEED DELIVERY AND PROXY), IS SOLICITED BY IPL'S BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR THE PROPOSED AMENDMENT. IPALCO HAS INDICATED ITS INTENT TO VOTE ALL THE OUTSTANDING COMMON SHARES IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION. Preferred Shareholders tendering their Shares pursuant to the Offer and voting at the Special Meeting by proxy must use the proxy that is a part of the applicable Letter of Transmittal and Proxy. Shares represented by properly executed proxies received at or prior to the Special Meeting will be voted in accordance with the instructions thereon. If no instructions are indicated, duly executed proxies will be voted in accordance with the recommendation of the Board. It is not anticipated that any other matters will be brought before the Special Meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented at the Special Meeting, and it is the intention of the proxy holders to act on any other matters in accordance with their best judgment.

         Execution of a proxy will not prevent a shareholder from attending the Special Meeting and voting in person. Any shareholder giving a proxy may revoke it at any time before it is voted by (a) delivering to the Secretary of IPL written notice of revocation bearing a later date than the proxy, (b) by delivering a duly executed proxy bearing a later date, or (c) by voting in person by ballot at the Special Meeting. WITHDRAWAL OF SHARES TENDERED PURSUANT TO THE OFFER WILL NOT REVOKE A PROPERLY EXECUTED PROXY.

         IPL will bear the cost of the solicitation of proxies by its Board. IPL has engaged D. F. King & Co., Inc. (the "Information Agent") to assist it in connection with the solicitation of proxies for a fee of $________ plus reimbursement of reasonable out-of-pocket expenses. Proxies will be solicited by mail, telephone or other electronic means. In addition, officers and employees of IPL may also solicit proxies personally or by telephone; such persons will receive no additional compensation for these services. The Information Agent has not been retained to make, and will not make, solicitations or recommendations in connection with the Proposed Amendment. The Dealer Managers have not been retained to act in any capacity in connection with the solicitation of proxies.

         IPL has requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Shares of IPL's Series of Preferred held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Special Cash Payments

         Subject to the terms and conditions set forth in this Offer to Purchase and Proxy Statement, if (but only if) the Proposed Amendment is approved and adopted by the shareholders of IPL, IPL will make a Special Cash Payment to each Preferred Shareholder who voted in favor of the Proposed Amendment, in person by ballot or by proxy, at the Special Meeting in the amount of $1.00 for each Share held by such Preferred Shareholder on the Record Date which is so voted, provided that such Shares have not been tendered pursuant to the Offer. SPECIAL CASH PAYMENTS WILL BE MADE TO PREFERRED SHAREHOLDERS AS OF THE RECORD DATE (IF SUCH SHARES HAVE NOT BEEN TENDERED PURSUANT TO THE OFFER) ONLY IN RESPECT OF EACH SHARE WHICH IS VOTED FOR THE ADOPTION OF THE PROPOSED AMENDMENT; PROVIDED, HOWEVER, THAT THOSE PREFERRED SHAREHOLDERS WHO VALIDLY TENDER THEIR SHARES WILL BE ENTITLED ONLY TO THE PURCHASE PRICE PER SHARE LISTED ON THE FRONT COVER OF THIS OFFER TO PURCHASE AND PROXY STATEMENT. If the Proposed Amendment is approved and adopted, Special Cash Payments will be paid out of IPL's general funds at hand, promptly after the Proposed Amendment shall have become effective, or as soon thereafter as is reasonably practicable. However, no interest will accrue or be paid on the Special Cash Payments regardless of any delay in making such payments.

         Only Preferred Shareholders on the Record Date (or their legal representatives or attorneys-in-fact) are entitled to vote at the Special Meeting and to receive Special Cash Payments from IPL. Any beneficial holder of Shares who is not the registered holder of such Shares as of the Record Date (as would be the case for any beneficial owner whose Shares are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee) must arrange with the record Preferred Shareholder to execute and deliver a proxy form on such beneficial owner's behalf. If a beneficial holder of Shares intends to attend the Special Meeting and vote in person, such beneficial holder must obtain a legal proxy form from his or her broker, dealer, commercial bank, trust company or other nominee.

         To avoid federal income tax backup withholding equal to 31% of the Special Cash Payment, each Preferred Shareholder voting "FOR" the Proposed Amendment must notify the Depositary of such Preferred Shareholder's correct taxpayer identification number and provide certain other information by properly completing and executing the Substitute Form W-9 included in the Letter of Transmittal and Proxy. Foreign Preferred Shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on Special Cash Payments. See "Certain Federal Income Tax Consequences."

Security Ownership Of Certain Beneficial Owners And Management

         As noted above, IPALCO owns all the outstanding Common Shares of IPL. Pursuant to Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. No person or group is known by management of IPL to be the beneficial owner of more than 5% of IPL's Shares as of the Record Date. None of IPALCO's or IPL's directors and executive officers beneficially own any Shares as of the Record Date.

         On _________, 1997, the following named directors and executive officers of IPALCO and its subsidiaries, including IPL, individually and as a group, beneficially owned equity securities of IPALCO as follows:

       Names of                                        Amount and Nature                  Percent
Beneficial Owner                Title of Class         Of Beneficial Ownership (1)      of Class (2)
----------------                --------------      ------------------------------      ------------
Joseph D. Barnette, Jr.         Common Stock           16,000 shares    (3)
Roberts A. Borns                Common Stock           44,409 shares    (3)
John R. Brehm                   Common Stock           72,674 shares    (4)
Mitchell E. Daniels, Jr.        Common Stock           18,300 shares    (3)
Rexford C. Early                Common Stock           11,642 shares    (3)
Otto N. Frenzel III             Common Stock           31,200 shares    (3)
Max L. Gibson                   Common Stock           11,100 shares
Earl B. Herr, Jr.               Common Stock           13,860 shares
John R. Hodowal                 Common Stock           247,510 shares   (4)
Ramon L. Humke                  Common Stock           174,533 shares   (4)
Sam H. Jones                    Common Stock           18,360 shares    (3)
Andre B. Lacy                   Common Stock           37,806 shares    (5)
L. Ben Lytle                    Common Stock           12,748 shares
Michael S. Maurer               Common Stock           11,072 shares
Andrew J. Paine, Jr.            Common Stock           0 shares
Sallie W. Rowland               Common Stock           19,244 shares    (3)
Thomas H. Sams                  Common Stock           23,001 shares    (3), (6)
Bryan G. Tabler                 Common Stock           15,199 shares    (3), (4)
Gerald D. Waltz                 Common Stock           105,056 shares   (4)
Other Executive Officers        Common Stock           276,300 shares   (1), (4)

All 26 directors, nominees,
   and executive officers,
   as a group                   Common Stock           1,174,421 shares (3), (4)           2.06%

-------------

(1) Except as otherwise noted below, each person named in the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned included shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows: Mr. Barnette-9,000; Mr. Borns-12,000; Mr. Brehm-52,500; Mr. Daniels-18,000,
         Mr. Early-6,000; Mr. Frenzel-18,000; Mr. Gibson-6,000; Dr. Herr-12,000;
         Mr.   Hodowal-180,000;   Mr.  Humke-105,000;   Mr.  Jones-18,000;   Mr.
         Lacy-18,000; Mr. Lytle-12,000;  Mr. Maurer-9,000;  Mrs. Rowland-18,000;
         Mr. Sams-18,000; Mr. Waltz-55,320; other executive officers-201,750; directors and executive officers as a group-780,570.

(2) Percentages less than 1% of total common stock outstanding are not indicated.

(3) Includes 43,547 shares owned by or with family members sharing their home and shares held in trust or other arrangements with family members.

(4) Includes vested and contingent interests in shares of common stock held by the Trustee in a Thrift Plan (stated in whole shares) of: Mr. Brehm-13,522; Mr. Hodowal-29,645; Mr. Humke-7,618; Mr. Tabler-901; Mr.
         Waltz-36,160; other executive officers-57,624; and all executive officers as a group-145,470.

(5) Includes 12,000 shares owned by LDI, Ltd. and 2,700 shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 600 shares representing his vested interest in a self-employment retirement plan, totaling 15,300 shares, 11,700 of which he disclaims beneficial ownership.

(6) Mr. Sams disclaims beneficial ownership of 1,500 shares of the total shares shown opposite his name.

Business To Come Before The Special Meeting

         The following Proposed Amendment to IPL's Articles is the only item of business expected to be presented at the Special Meeting:

         To remove in its entirety  ARTICLE 6A, Section 4(g), which limits IPL's
         ability  to  issue  unsecured   indebtedness   (the  "Debt   Limitation
         Provision").

Explanation Of The Proposed Amendment

         Without the consent of the holders of a majority of the outstanding Shares, the Articles currently prohibit the issuance or assumption of any unsecured notes, debentures or other securities representing unsecured indebtedness (other than for the purpose of refunding outstanding unsecured indebtedness or for the redemption or retirement of all outstanding Shares) if, immediately after such issuance or assumption, the total outstanding principal amount of all securities representing unsecured debt (including unsecured securities then to be issued or assumed) would exceed 20% of the aggregate of
(1) the total principal amount of all outstanding secured debt issued or assumed by IPL at the time of such issuance or assumption and (2) the capital and surplus of IPL as then stated on IPL's books of account. The Proposed Amendment, if adopted, would eliminate in its entirety ARTICLE 6A, Section 4(g), as set forth below, from the Articles:

         Limitation Upon Issuance of Unsecured Indebtedness. So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding, issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Company or the redemption or other retirement of all outstanding shares of the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding (including the unsecured securities then to be issued or assumed) would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company, and then to be outstanding and (ii) the capital and surplus of the Company as then to be stated on the books of account of the Company.

Reasons For The Proposed Amendment

         IPL believes that regulatory, legislative and market developments will lead to a more competitive environment in the electric utility industry. As competition intensifies, flexibility and cost leadership will be even more crucial to success in the future. Given that the electric industry is extremely capital intensive, controlling and minimizing financing costs are essential ingredients to operating effectively in the new competitive environment. It is for these reasons that shareholders of IPL are being asked to vote in favor of the Proposed Amendment.

         The Proposed Amendment is intended to increase the flexibility of IPL in obtaining financing on the best possible terms for IPL. Historically, IPL's long-term debt financing generally has been accomplished through the issuance of first mortgage bonds (secured debt financing) pursuant to IPL's Mortgage and Deed of Trust (the "Mortgage"). All of the first mortgage bonds issued by IPL pursuant to the Mortgage are secured by a first priority lien on substantially all of IPL's properties. In light of the increasingly competitive pressures in the utility industry and the financial markets, the Board believes it is in IPL's best interests to have maximum flexibility with respect to obtaining future financing to meet IPL's needs. The elimination of the provision providing for special voting rights of Preferred Shareholders with respect to the issuance or assumption of unsecured indebtedness would provide IPL with the ability to access the debt markets as the opportunity arises to obtain the most favorable terms then available to it. This should result in long-term benefits for all of IPL's shareholders, including the holders of IPL's Shares.

         In addition, inasmuch as the provision providing for special voting rights of Preferred Shareholders with respect to the issuance or assumption of unsecured indebtedness contained in the Articles limits IPL's flexibility in planning and financing its business activities, IPL believes it ultimately will be at a competitive disadvantage if the provision is not eliminated. The industry's new competitors (for example, power marketers, independent power producers and cogenerating facilities) generally are not subject to the type of financing restrictions the Articles impose on IPL. Recently, several other utilities with the same or similar charter restrictions have successfully eliminated such provisions by soliciting their shareholders for the same or similar amendments. Therefore, many utility companies have no comparable provision restricting the use of unsecured debt.

         Even though the removal of the provision providing for special voting rights of Preferred Shareholders with respect to the issuance or assumption of unsecured indebtedness would permit IPL to issue a greater amount of unsecured debt, IPL does not have any present intention to issue an aggregate amount of debt greater than it otherwise would be permitted to issue. Moreover, the adoption of the Proposed Amendment would not remove all restrictions on IPL's issuance of debt securities. As a regulated utility, the issuance of any securities by IPL would continue to be subject to the prior approval of the Indiana Utility Regulatory Commission (with respect to securities maturing in more than one year) or the Federal Energy Regulatory Commission (with respect to securities maturing in one year or less).

         IPL believes that, in the long term, various types of unsecured debt alternatives will increase in importance as a financing option. The availability and flexibility of unsecured debt is necessary to take full advantage of changing conditions in securities markets. Not only is unsecured debt (which is oftentimes short-term) generally the least expensive form of capital, it also provides flexibility in meeting seasonal fluctuations in cash requirements, acts as a bridge between issues of permanent capital and can be used when unfavorable conditions prevail in the market for long-term capital. In addition, unsecured debt provides IPL with greater flexibility to issue floating rate debt. By increasing its use of unsecured short-term debt, it may be possible for IPL to lower its cost structure, thereby enabling it to make its products more competitive, increase earnings and reduce its business risks.

         IT IS FOR ALL THE ABOVE REASONS THAT IPL'S BOARD BELIEVES THE BEST LONG-TERM INTERESTS OF SHAREHOLDERS ARE SERVED BY, AND ENCOURAGES SHAREHOLDERS TO VOTE FOR, THE ADOPTION OF THE PROPOSED AMENDMENT.

Financial And Other Information Relating To IPL

         The financial statements of IPL and related information included in its Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Reports on Form 10-Q for the six months ended June 30, 1997 and June 30, 1996, each as filed with the SEC, are hereby incorporated by reference. IPL will provide, without charge, upon the written or oral request of any person (including any beneficial owner) to whom this Offer to Purchase and Proxy Statement is delivered and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such information (excluding certain exhibits). Such requests for information should be directed to IPL's principal office at One Monument Circle, Indianapolis, Indiana 46204,
Attention: Corporate Secretary; telephone (317) 261-8261. See "Summary of Consolidated Financial Information."

Relationship With Independent Public Accountants

         Deloitte & Touche LLP (the "Auditor") has been the auditor for IPL since the year 1952, and was appointed by the Board of Directors of IPALCO upon recommendation of the Audit Committee of IPALCO to serve as such during the current year. A representative of the Auditor is expected to be present at the Special Meeting with the opportunity to make a statement and to respond to appropriate questions from shareholders.

Shareholder Proposals For 1998 Annual Meeting Of IPL

         If a shareholder intends to present a proposal at the next Annual Meeting of Shareholders of IPL to be held on April 15, 1998, the proposal must be received by the Corporate Secretary of IPL not later than December 16, 1997 for inclusion in IPL's proxy or information statement and form of proxy, if applicable.

                        PRICE RANGE OF SHARES; DIVIDENDS

         Each Series of Preferred is traded in the over-the-counter market (the "OTC") and is not listed on any national securities exchange nor quoted on the automated quotation system of a registered securities association. Trading of the Shares has been limited and sporadic, and information concerning trading prices and volumes is difficult to obtain. Each Series of Preferred is traded in the over-the-counter market under the following respective symbols: 4% Series under "INPOP;" 4.20% Series under "INPOO;" 4.60% Series under "INPOG;" 4.80% Series under "INDPL;" 6% Series under "INPOL;" and 8.20% Series under "INPON."

         As of _______, 1997, the last reported sales prices as reported by the National Quotation Bureau, Inc. were $_____ for the 4% Series of Preferred (on _______, 1997); $_____ for the 6% Series of Preferred (on _______, 1997); and
$______ for the 8.20% Series of Preferred (on ______, 1997). There were no sales prices available for the 4.20% Series of Preferred, the 4.60% Series of Preferred and the 4.80% Series of Preferred. IPALCO and IPL believe that such last reported sales price with respect to each Series of Preferred may not be indicative of the market value of the Shares of such Series of Preferred. Depending on the number of Shares of a Series of Preferred outstanding after expiration of the Offer, the liquidity of such Shares could be affected adversely. IPALCO and its affiliates (including IPL) currently do not own any Shares of any Series of Preferred. See "Special Factors -- Purpose of the Offer; Certain Effects of the Offer; Plans of IPALCO and IPL After the Offer."

         On _________, 1997, there were issued and outstanding 100,000 shares of the 4% Series of Preferred held by 480 shareholders of record; 39,000 shares of the 4.20% Series of Preferred held by 56 shareholders of record; 30,000 shares of the 4.60% Series of Preferred held by 53 shareholders of record; 50,000 shares of the 4.80% Series of Preferred held by 24 shareholders of record; 100,000 shares of the 6% Series of Preferred held by 80 shareholders of record; and 199,985 shares of the 8.20% Series of Preferred held by 118 shareholders of record.

         PREFERRED SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS, IF AVAILABLE, FOR THE PREFERRED SHARES.

         The following table sets forth the high and low bid quotations for each Series of Preferred as reported by the National Quotation Bureau, Inc. and the cash dividends paid thereon for the fiscal quarters indicated. Neither IPALCO nor IPL make any representation as to the accuracy of the information related to the high and low ask or bid quotations.

                DIVIDENDS AND PRICE RANGES OF SERIES OF PREFERRED



                                  1997 - Quarters               1996 - Quarters                        1995 - Quarters
                                ------------------  --------------------------------------  --------------------------------------
                                   1st      2nd        1st       2nd       3rd       4th      1st       2nd       3rd       4th
                                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Cumulative Preferred Stock
  ($100 Par Value)

4% Series
  Dividends Paid Per Share      $   1.00  $   1.00  $   1.00  $   1.00  $   1.00  $   1.00  $   1.00  $   1.00  $   1.00  $   1.00


  Market Price - $ Per Share
(OTC)
         Ask - High/Low
         Bid - High
                - Low

4.20% Series
 Dividends Paid Per Shares      $   1.05  $   1.05  $   1.05  $   1.05  $   1.05  $   1.05  $   1.05  $   1.05  $   1.05  $   1.05

  Market Price - $ Per Share
(OTC)
        -- Quotations not
available

4.60% Series
 Dividends Paid Per Share       $   1.15  $   1.15  $   1.15  $   1.15  $   1.15  $   1.15  $   1.15  $   1.15  $   1.15  $   1.15

 Market Price - $ Per Shares
(OTC)
        -- Quotations not
available

4.80% Series
 Dividends Paid Per Share       $   1.20  $   1.20  $   1.20  $   1.20  $   1.20  $   1.20  $   1.20  $   1.20  $   1.20  $   1.20

  Market Price - $ Per Share
(OTC)
        -- Quotations not
available

6% Series
 Dividends Paid Per Share       $   1.50  $   1.50  $   1.50  $   1.50  $   1.50  $   1.50  $   1.50  $   1.50  $   1.50  $   1.50

  Market Price -- $ Per
Share(OTC)
         Ask - High
         Bid - High
                - Low

8.20% Series
 Dividends Paid Per Share       $   2.05  $   2.05  $   2.05  $   2.05  $   2.05  $   2.05  $   2.05  $   2.05  $   2.05  $   2.05

  Market Price - $ Per
Share(OTC)
         Ask - High
         Bid - High
                - Low

         Dividends for a Series of Preferred are payable when, as and if declared by IPL's Board of Directors at the rate per annum included in such title of the Series of Preferred. The October Dividend has been declared on each Series of Preferred, payable October 1, 1997 to Preferred Shareholders of record on September 19, 1997. A tender and purchase of Shares pursuant to the Offer or a redemption of 8.20% Shares will not deprive a shareholder of his or her right to receive the October Dividend on Shares held of record on September 19, 1997, regardless of whether such shareholder tenders his or her Shares in the Offer prior to that date. Tendering shareholders will not be entitled to any dividends in respect of any later dividend periods, or any portion thereof. The payment of the October Dividend will be made separately from payments for Shares tendered in the Offer or redeemed.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Barnes & Thornburg, tax counsel to IPALCO and IPL, the following summary describes the principal United States federal income tax consequences of sales of Shares pursuant to the Offer and the receipt of Special Cash Payments in connection with the approval and adoption of the Proposed Amendment. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and judicial decisions, regulations and rulings thereunder, changes to any of which subsequent to the date of this Offer to Purchase and Proxy Statement may alter the tax consequences described herein, possibly on a retroactive basis. This summary is addressed to Holders, as defined below, who hold Shares as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a Holder in light of his or her particular circumstances or to Holders subject to special rules (including certain financial institutions, insurance companies, dealers in securities, and Holders who are not citizens or residents of the United States). HOLDERS OF SHARES SHOULD CONSULT THEIR TAX ADVISERS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

         As used herein, the term "Holder" means an owner of a Share that (a) is
(i) for United States federal income tax purposes a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source, or (b) is not described in (a) and whose income from a Share is effectively connected with such Holder's conduct of a United States trade or business. The term also includes certain former citizens of the United States.

         Tender Offer. In general, a Holder who sells Shares pursuant to the Offer will recognize gain or loss equal to the difference between the tax basis of his or her Shares and the amount of cash received in exchange therefor. For federal income tax purposes, an amount equal to $1.00 per Share will be treated by IPALCO and IPL as payment for voting in favor of the Proposed Amendment, rather than cash paid in exchange for Shares, and will constitute ordinary income to recipient Holders, as described below under "- Special Cash Payments/Modification of Articles." A Holder's gain or loss will be long-term capital gain or loss if the holding period for the Shares is more than one year (more than 18 months to obtain the benefit of newly reduced capital gains tax rates, where applicable) as of the date of the sale of such Shares. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain and loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

         Special Cash Payments/Modification of Articles. The federal income tax treatment of the Special Cash Payments is not entirely clear. IPALCO and IPL will treat the Special Cash Payments as ordinary non-dividend income to the recipient Holders. Whether or not they receive Special Cash Payments, Holders will not recognize any taxable income or loss with respect to the Shares merely as a result of the modification of the Articles by the Proposed Amendment.

         Backup Withholding and Information Reporting. Certain non-corporate Holders may be subject to backup withholding at a rate of 31% on gross proceeds received for tendered Shares in the Offer and on Special Cash Payments. Each United States Holder tendering Shares in the Offer or entitled to receive a Special Cash Payment pursuant to the Offer will be asked to provide such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal and Proxy.

         The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                           SOURCE AND AMOUNT OF FUNDS

         Assuming that IPALCO purchases all outstanding Shares pursuant to the Offer, the total amount required by IPALCO to purchase such Shares will be approximately $______ million, exclusive of fees and other expenses. IPALCO intends to borrow the funds that it needs to complete the Offer through an existing $401 Million Revolving Credit Facility (the "Revolver") with a syndicate of banks, led by Bank One, Indiana, N.A. The Revolver matures on March 31, 2002. Interest is payable monthly and is based on a spread over LIBOR. In conjunction with the Revolver, IPALCO entered into an interest rate swap agreement which fixed the interest rate on $300 million of the Revolver. Pursuant to the swap agreement, which matures April 1, 2001, IPALCO will pay interest at a fixed rate of 6.3575% to a swap counter party and will receive a variable rate of interest in return based on the one month LIBOR. The result is to effectively establish an approximate rate of interest of 6.7% on $300 million of the Revolver. IPALCO's borrowings under the Revolver will be repaid through a dividend from IPL, which expects to derive its funds from internally generated funds, the liquidation of temporary investments and the issuance of short-term debt.

                TRANSACTIONS AND AGREEMENTS CONCERNING THE SHARES

         Each of IPALCO and IPL has been advised by its directors and executive officers that no directors or executive officers of the respective companies own any Shares. Based upon the companies' records and upon information provided to each company by its directors and executive officers, neither company nor, to the knowledge of either, any of their subsidiaries, directors, or executive officers has engaged in any transactions involving Shares during the 60 business days preceding the date hereof. Neither company nor, to the knowledge of either, any of its directors or executive officers is a party to any contract, arrangement, understanding or relationship relating directly or indirectly to the Offer with any other person with respect to any securities of IPL.

                   FEES AND EXPENSES ASSOCIATED WITH THE OFFER

         Dealer Manager, Depositary and Information Agent Fees. Dillon, Read & Co. Inc. and Merrill Lynch & Co. will act as the Dealer Managers for IPALCO in connection with the Offer, but will not provide services to IPL in connection with the Proposed Amendment or the solicitation of proxies therewith. IPALCO has agreed to pay the Dealer Managers a fee of $___ per Share for any Shares tendered, accepted for payment and paid for pursuant to the Offer, and for all Shares voted in favor of the Proposed Amendment, whether or not tendered. The Dealer Managers will also be reimbursed by IPALCO for their reasonable out-of-pocket expenses, including attorneys' fees, and will be indemnified against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Offer. The Dealer Managers have rendered, are currently rendering and are expected to continue to render various investment banking services to IPALCO and IPL. The Dealer Managers have received, and will continue to receive, customary compensation from the companies for such services. IPALCO has retained IBJ Schroder Bank & Trust Company as Depositary and D. F. King & Co., Inc. as Information Agent in connection with the Offer. The Depositary and Information Agent will receive reasonable and customary compensation for their services and will also be reimbursed for certain out-of-pocket expenses. IPALCO has agreed to indemnify the Depositary and Information Agent against certain liabilities, including certain liabilities under the federal securities law, in connection with the Offer. Neither the Depositary nor the Information Agent has been retained to make solicitations or recommendations in connection with the Offer.

         Solicited Tender Fees. Pursuant to Instruction 10 of the accompanying Letter of Transmittal and Proxy, IPALCO will pay to Soliciting Dealers (as defined below) a solicitation fee of $___ per Share (except that for transactions for beneficial owners equal to or exceeding ____ Shares, IPALCO will pay a solicitation fee of $___ per Share) for any Shares tendered, accepted for payment and paid for pursuant to the Offer, and for all Shares voted in favor of the Proposed Amendment, whether or not tendered, subject to certain conditions. Solicitation fees payable in transactions for beneficial owners of _______ or more Shares shall be paid 80% to the Dealer Managers and 20% to the Soliciting Dealers (which may be a Dealer Manager). However, Soliciting Dealers will not be entitled to a solicitation fee for Shares beneficially owned by such Soliciting Dealer. "Soliciting Dealers" include (a) any broker or dealer in securities, including the Dealer Managers in their capacity as a dealer or broker, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (b) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (c) any bank or trust company.

         No solicitation fee or separate fee (other than solicitation fees payable to the Dealer Managers as provided above) shall be payable to a Soliciting Dealer with respect to the tender of Shares or the vote of Shares by a holder unless the Letter of Transmittal and Proxy accompanying such tender or vote, as the case may be, designates such Soliciting Dealer. No solicitation fee or separate fee shall be payable to a Soliciting Dealer in respect of Shares registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being tendered or voted for the benefit of one or more beneficial owners identified on the Letter of Transmittal and Proxy or on the Notice of Solicited Tenders. No solicitation fee or separate fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No solicitation fee shall be paid to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account and no separate fee shall be paid to a Soliciting Dealer with respect to Shares voted for such Soliciting Dealer's own account. A Soliciting Dealer shall not be entitled to a solicitation fee or a separate fee for Shares beneficially owned by such Soliciting Dealer. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of IPALCO, IPL, the Depositary, the Dealer Managers or the Information Agent for purposes of the Offer.

         Soliciting Dealers will include any of the organizations described in clauses (a), (b) and (c) above even when the activities of such organizations in connection with the Offer consist solely of forwarding to clients materials relating to the Offer, including the Letter of Transmittal and Proxy and tendering Shares as directed by beneficial owners thereof. No Soliciting Dealer is required to make any recommendation to holders of Shares as to whether to tender or refrain from tendering in the Offer. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with the Offer included any activities other than those described above, and for all purposes noted in all materials relating to the Offer, the term "solicit" shall be deemed to mean no more than "processing shares tendered" or "forwarding to customers materials regarding the Offer."

         Stock Transfer Taxes. IPALCO will pay all stock transfer taxes, if any, payable on account of the acquisition of Shares by IPALCO pursuant to the Offer, except in certain circumstances where special payment or delivery procedures are utilized pursuant to Instruction 6 of the accompanying Letter of Transmittal and Proxy. Each Preferred Shareholder will be responsible for paying any income or gross receipts taxes imposed by any jurisdiction by reason of the Special Cash Payment and/or the sale of the Shares in the Offer.

         Estimated Expenses. Assuming that all Shares of each Series of Preferred are tendered and purchased by IPALCO pursuant to the Offer, it is estimated that the expenses incurred by IPALCO in connection with the Offer will be as approximately set forth below. IPALCO will be responsible for paying all such expenses.

                  Dealer Manager Fees                         $ _____________
                  Depositary and Information Agent Fees       $ _____________
                  Solicitation Fees                           $ _____________
                  Printing and Mailing Fees                   $ _____________
                  Filing Fees                                 $ _____________
                  Legal and Miscellaneous                     $ _____________
                                                              ---------------
                           Total                              $ _____________
                                                              ===============

                  CERTAIN INFORMATION REGARDING IPL AND IPALCO

         IPL was incorporated under the laws of the state of Indiana in 1927 and is a subsidiary of IPALCO. IPL is a regulated electric and steam service utility engaged primarily in generating, transmitting, distributing and selling electric energy in the city of Indianapolis and neighboring cities, towns and adjacent rural areas, all within the State of Indiana, the most distant point being approximately 40 miles from Indianapolis. IPL also produces, distributes and sells steam within a limited area in Indianapolis. No private or municipally-owned electric public utility companies are competing with IPL in the territory it serves. Existing Indiana law provides for public utilities to have an exclusive retail service area. There have been no significant changes in the services rendered, or in the markets or methods of distribution, since the beginning of the current fiscal year and the filing of IPL's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and IPL's Quarterly Report on Form 10-Q for the six month period ended June 30, 1997, which are hereby incorporated by reference.

         IPALCO was incorporated under the laws of the state of Indiana in 1983 and is a holding company and the parent company of IPL and Mid-America Capital Resources, Inc. ("Mid-America"). IPALCO owns all of the outstanding Common Shares of IPL. Mid-America is the holding company for the unregulated activities of IPALCO, which primarily include operation of district heating and cooling systems, research and development of energy storage technology, and operation of an energy system in an industrial complex.

                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

         Set forth below is certain consolidated historical financial information of IPL. The historical financial information (other than the ratios of earnings to fixed charges) was derived from the audited consolidated financial statements included in IPL's Annual Report on Form 10-K for the year ended December 31, 1996 and from the unaudited consolidated financial statements included in IPL's Quarterly Reports on Form 10-Q for the six month periods ended June 30, 1997 and June 31, 1996, which statements are hereby incorporated by reference. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to such reports and all of the financial statements and related notes contained therein, copies of which may be obtained as set forth herein. The data as of and for the six months ended June 30, 1997 and June 30, 1996 has been derived from unaudited financial statements which, in the opinion of IPL, reflect all adjustments, consisting of any normal recurring adjustments, necessary for a fair representation of such data. The results of operations for such six month periods do not purport to be indicative of the results to be expected for a full year. See "Proposed Amendment and Proxy Solicitation -- Financial and Other Information Relating to IPL" and "Additional Information; Incorporation By Reference."

Condensed Statement Of Income Data:

                                             Year Ended                 Six Months Ended
                                             December 31,                   June 30,
                                       ------------------------      ------------------------
                                         1996           1995           1997           1996
                                         ----           ----           ----           ----
                                                                             (Unaudited)
                          (In Thousands, Except Ratios)

Operating Revenues                     $ 762,503      $ 709,206      $ 379,002      $ 374,067
Operating Income                         163,219        147,588         83,581         80,966
Allowance for Borrowed and Equity
   Funds Used During Construction          9,321         11,370          2,753          6,930
Interest Expense on Long-term Debt       (43,425)       (45,656)       (19,445)       (21,729)
Net Income                               122,588        106,273         64,851         62,860
Preferred Dividend Requirement            (3,182)        (3,182)        (1,591)        (1,591)
Income Applicable to Common Stock        119,406        103,091         63,260         61,269

Ratio of Earnings to Fixed Charges     $    4.91      $    4.09      $    5.27      $    4.62

Condensed Balance Sheet Data:

                                             As of December 31,                     As of June 30,
                                             ------------------              ---------------------
                                            1996              1995           1997             1996
                                            ----              ----           ----             ----
                                                                (In Thousands)
ASSETS:
Net Utility Plant In Service            $1,714,813       $1,532,880        $1,687,940        $1,703,150
Construction Work In Progress               63,243          249,249            73,461            87,549
Cash and Cash Equivalents                    8,840            9,985             8,771             8,888
Other Current Assets                        99,652          147,688            85,451           146,030
Other Assets                               165,852          169,014           159,999           169,265
                                       -----------      -----------       -----------       -----------
   Total                                $2,052,400       $2,108,816        $2,015,622        $2,114,882
                                        ==========       ==========        ==========        ==========

CAPITALIZATION AND LIABILITIES:
Common Equity                            $ 782,249        $ 747,129         $ 807,112         $ 766,284
Cumulative Preferred Stock                  51,898           51,898            51,898            51,898
Long-term Debt                             627,791          669,000           627,816           657,769
Current Liabilities                        171,138          223,927           110,310           214,615
Other Liabilities                          419,324          416,862           418,486           424,316
                                        ----------       ----------        ----------        ----------
   Total                                $2,052,400       $2,108,816        $2,015,622        $2,114,882
                                        ==========       ==========        ==========        ==========


               ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

         IPALCO and IPL are subject to the informational requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. IPALCO and IPL are required to disclose in such proxy statements certain information, as of particular dates, concerning their directors and officers, their remuneration, stock options granted to them, the principal holders of their securities and any material interest of such persons in transactions with IPALCO or IPL. In connection with the Offer, IPALCO has also filed an Issuer Tender Offer Statement on Schedule 13E-4 and a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC that includes certain additional information relating to the Offer.

         Such material can be inspected at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site on the Internet that contains reports, proxy materials, information statements and other information regarding issuers that file electronically with the SEC, including IPALCO and IPL. The address of such site is: http://www.sec.gov. IPALCO's Schedule 13E-4 and Schedule 13E-3 will not be available at the SEC's regional offices.

         The financial statements of IPL and related information included in its Annual Report on Form 10-K for the year ended December 31, 1996, and its Quarterly Reports on Form 10-Q for the six month periods ended June 30, 1997 and June 30, 1996, each as filed with the SEC, are hereby incorporated by reference. See "Proposed Amendment and Proxy Solicitation -- Financial and Other Information Relating to IPL."

                                  MISCELLANEOUS

         The Offer is not being made to, nor will IPALCO accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. IPALCO is not aware of any jurisdiction where the making of the Offer or the tender of Shares would not be in compliance with applicable law. If IPALCO becomes aware of any jurisdiction where the making of the Offer or the tender of Shares is not in compliance with any applicable law, IPALCO will make a good faith effort to comply with such law. If, after such good faith effort, IPALCO cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of Shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on IPALCO's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction

                                        IPALCO ENTERPRISES, INC.
                                        INDIANAPOLIS POWER & LIGHT COMPANY

_________, 1997

         Facsimile copies of the Letter of Transmittal and Proxy will be accepted. The Letter of Transmittal and Proxy and, if applicable, certificates for Shares should be sent or delivered by each tendering Preferred Shareholder or voting Preferred Shareholder of IPL or his or her broker, dealer, bank or trust company to the Depositary at one of its addresses set forth below.

                               The Depositary is:
                        IBJ SCHRODER BANK & TRUST COMPANY

By Mail:                     By Facsimilie:      To Confirm:    By Hand/Overnight Delivery:
P.O. Box 84                  (212) 858-2611    (212) 858-2103   One State Street
Bowling Green Station                                           New York, New York 10004
New York, New York 10274-0084                                   Attn: Securities Processing
Attn: Reorganization Operations                                    Window, Subcellar One,
                   Department                                             (SC-1)

         Any questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and addresses listed below. Requests for additional copies of this Offer to Purchase and Proxy Statement, the Letter of Transmittal and Proxy or other tender offer or proxy materials may be directed to the Information Agent, and such copies will be furnished promptly at the companies' expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                             The Information Agent:
                             D. F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005
                         Call Toll Free: (800) 859-8508

                              The Dealer Managers:
       DILLON, READ & CO. INC.                     MERRILL LYNCH & CO.

       55 Madison Avenue                      World Financial Center
       New York, New York 10022               250 Vesey Street
       Attention:  Syndicate Department       New York, New York 10281
       (212) 906-7531                         1-888-ML4-TNDR (toll free)
                                              (1-888-654-8637 (toll free))


                                    ATTENTION
                     SHAREHOLDERS WHO HAVE LOST CERTIFICATES
                     Please call IPL, Shareholder Services,
              at (317) 261-8394 or 1-800-877-0153 for assistance.